Exhibit 99.1

Press Release:

March 17, 2007

BRIDGFORD FOODS CORPORATION ANNOUNCES COMMON STOCK REPURCHASE

Anaheim, California - Bridgford Foods Corporation (Nasdaq: BRID) announced today that it  has repurchased 402,255 shares of its common stock  from a stockholder in a privately-negotiated transaction for an aggregate purchase price of approximately $2.7 million. The repurchased shares will be retired and constitute authorized but unissued shares.   The number of shares outstanding after this transaction total 9,451,549.

Bridgford Foods Corporation is a producer of frozen dough, microwaveable sandwiches, dry sausages, processed meats and other convenience food products.

CONTACT:	Bridgford Foods Corporation
R. Lancy, 714/526-5533